The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated August 10, 2026
August , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes
Linked to the MSCI Emerging Markets Index due August 15, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of the MSCI Emerging Markets Index, which we refer to as the Index, has been greater than or equal to 90.00% of the Initial Value, which we refer to as the Trigger Value, on each day on or prior to that Review Date.
Contingent Interest Payments, if any, will be payable only during the first year of the term of the notes.
• As early as the first day after the Pricing Date, investors in the notes could lose their ability to receive any Contingent
Interest Payments over the first year of the 4-year term of the notes.
• The notes will be automatically called at the end of the first year of the term of the notes if the closing level of the Index on each day on or prior to the final Review Date is greater than or equal to the Trigger Value.
• If the notes are not automatically called, the payment at maturity will reflect (a) the sum of the return of the Index over the term of the notes plus the Buffer Amount of 10.00% times (b) the Leverage Factor of 1.11111. This payment at maturity will be less than the principal amount if the Final Value is less than the Trigger Value.
• The date on which an automatic call may be initiated is August 11, 2027.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments or an enhanced payment at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about August 11, 2026 and are expected to settle on or about August 14, 2026.
• CUSIP: 46661KFY9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $986.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $960.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The MSCI Emerging Markets Index (Bloomberg ticker:
MXEF)
Contingent Interest Payments: If a Trigger Event has not
occurred on or prior to a Review Date, you will receive on the applicable Interest Payment Date for each $1,000 principal
amount note a Contingent Interest Payment equal to at least
$12.50 (equivalent to a Contingent Interest Rate of at least
15.00% per annum, payable at a rate of at least 1.25% per
month) (to be provided in the pricing supplement). Contingent
Interest Payments, if any, will be payable only during the
first year of the term of the notes.
If a Trigger Event has occurred on or prior to a Review Date, no
Contingent Interest Payment will be made with respect to that
Review Date or any subsequent Review Date. Following the
occurrence of a Trigger Event, no further Contingent Interest
Payments will be payable over the remaining portion of the first year of the term of the notes.
Contingent Interest Rate: At least 15.00% per annum, payable at a rate of at least 1.25% per month (to be provided in the pricing supplement)
Trigger Value: 90.00% of the Initial Value
Buffer Amount: 10.00%
Leverage Factor: 1.11111
Pricing Date: On or about August 11, 2026
Original Issue Date (Settlement Date): On or about August
14, 2026
Review Dates*: September 11, 2026, October 12, 2026,
November 11, 2026, December 11, 2026, January 11, 2027,
February 11, 2027, March 11, 2027, April 12, 2027, May 11,
2027, June 11, 2027, July 12, 2027 and August 11, 2027 (final
Review Date)
Interest Payment Dates*: September 16, 2026, October 15,
2026, November 16, 2026, December 16, 2026, January 14,
2027, February 17, 2027, March 16, 2027, April 15, 2027, May
14, 2027, June 16, 2027, July 15, 2027 and August 16, 2027
Observation Date*: August 12, 2030
Maturity Date*: August 15, 2030
Call Settlement Date*: If the notes are automatically called on the final Review Date, the first Interest Payment Date
immediately following that Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to a
Single Underlying — Notes Linked to a Single Underlying
(Other Than a Commodity Index)” and “General Terms of Notes
— Postponement of a Payment Date” in the accompanying
product supplement or early acceleration in the event of an
acceleration event as described under “General Terms of Notes
— Consequences of an Acceleration Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We
May Accelerate Your Notes If an Acceleration Event Occurs” in
this pricing supplement
Automatic Call: If a Trigger Event has not occurred on or prior to the final Review Date, the notes will be automatically called for a cash payment, for each $1,000 principal amount note,
equal to (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date, payable on the Call Settlement
Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called (and, therefore, a Trigger Event has occurred), your payment at maturity per
$1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Index Return + Buffer Amount) × Leverage
Factor]
Under these circumstances, if the Final Value is less than the
Trigger Value, you will lose some or all of your principal amount at maturity.
Trigger Event: A Trigger Event occurs if, on any day during the
Monitoring Period, the closing level of the Index is less than the
Trigger Value.
Monitoring Period: The period from but excluding the Pricing
Date to and including the final Review Date
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing Date
Final Value: The closing level of the Index on the Observation
Date

PS-2 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
How the Notes Work
Payments in Connection with Review Dates (Other than the Final Review Date)
Payments in Connection with the Final Review Date
Payment at Maturity, If the Notes Have Not Been Automatically Called
A Trigger Event has not occurred on or prior to the
Review Date.
A Trigger Event has occurred on or prior to the
Review Date.
Review Dates (Other than the Final Review Date)
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the Review Date or any subsequent Review Date.
The notes will not be automatically called on the final Review Date.
Proceed to the Observation Date.
The notes will be automatically called on the final Review
Date and you will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review
Date.
No further payments will be made on the notes.
Final Review Date
Automatic Call
No Contingent Interest Payment will be made with
respect to that Review Date.
The notes will not be automatically called on that
Review Date.
No interest is payable for the remaining term of the
notes.
Proceed to the Observation Date.
A Trigger Event has not occurred on or prior to the final Review Date.
A Trigger Event has occurred on or prior to the final Review Date.
Payment at Maturity
You will receive:
$1,000 + [$1,000 ×(Index Return +
Buffer Amount) ×Leverage Factor]
Under these circumstances, if the Final
Value is less than the Trigger Value,
you will lose some or all of your
principal amount at maturity.
The notes are not automatically called on the final Review Date.
Therefore, a Trigger Event has occurred.

PS-3 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the first year of the term of the notes based on a hypothetical Contingent Interest Rate of 15.00% per annum, depending on how many Contingent
Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 15.00% per annum (payable at a rate of at least 1.25% per month). Contingent Interest Payments, if any, will be payable only during the first year of the term of the notes. If the closing level of the Index is less than the Trigger
Value on any day on or prior to a Review Date, no Contingent Interest Payment will be payable with respect to that Review
Date or any subsequent Review Date.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
12
$150.00
11
$137.50
10
$125.00
9
$112.50
8
$100.00
7
$87.50
6
$75.00
5
$62.50
4
$50.00
3
$37.50
2
$25.00
1
$12.50
0
$0.00

PS-4 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index during the Monitoring Period and on the Observation Date. The hypothetical payments set forth below assume the following:
• an Initial Value of 100.00;
• a Trigger Value of 90.00 (equal to 90.00% of the hypothetical Initial Value);
• a Buffer Amount of 10.00%;
• a Leverage Factor of 1.11111; and
• a Contingent Interest Rate of 15.00% per annum.
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value. The actual Initial Value will be the closing level of the Index on the Pricing Date and will be provided in the pricing supplement.
For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the final Review Date because a Trigger Event has NOT occurred on or prior to the final Review Date.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
No
$12.50
Second Review Date
No
$12.50
Third through Eleventh
Review Dates
No
$12.50
Final Review Date
No
$1,012.50
Total Payment
$1,150.00 (15.00% return)
Because a Trigger Event has not occurred on or before the final Review Date, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,012.50 (or $1,000 plus the Contingent Interest Payment applicable to the final Review
Date), payable on the Call Settlement Date. When added to the Contingent Interest Payments received with respect to the prior
Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,150.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called, a Trigger Event has occurred on or prior to the first Review Date and the Final Value is greater than the Initial Value.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
Yes
$0
Second Review Date
Yes
$0
Third through Final
Review Dates
Yes
$0
Observation Date
(Final Value: 110.00)
N/A
$1,222.222
Total Payment
$1,222.222 (22.2222% return)
Because the notes have not been automatically called (and, therefore, a Trigger Event has occurred) and the Index Return is 10.00%, the payment at maturity will be $1,222.222 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (10.00% + 10.00%) × 1.11111] = $1,222.222

PS-5 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
In addition, because a Trigger Event occurred on or prior to the first Review Date, you receive no Contingent Interest Payments during the first year of the term of the notes. Therefore, the total amount paid, for each $1,000 principal amount note, is equal to $1,222.222.
Example 3 — Notes have NOT been automatically called, a Trigger Event has occurred on or prior to the first Review Date and the Final Value is less than the Trigger Value.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
Yes
$0
Second Review Date
Yes
$0
Third through Final
Review Dates
Yes
$0
Observation Date
(Final Value: 50.00)
N/A
$555.556
Total Payment
$555.556 (-44.4444% return)
Because the notes have not been automatically called (and, therefore, a Trigger Event has occurred) and the Index Return is -50.00%, the payment at maturity will be $555.556 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-50.00% + 10.00%) × 1.11111] = $555.556
In addition, because a Trigger Event occurred on or prior to the first Review Date, you receive no Contingent Interest Payments during the first year of the term of the notes. Therefore, the total amount paid, for each $1,000 principal amount note, is equal to only
$555.556.
Example 4 — Notes have NOT been automatically called, a Trigger Event has occurred for the first time after the third Review
Date and on or prior to the fourth Review Date and the Final Value is greater than or equal to the Trigger Value.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
No
$12.50
Second Review Date
No
$12.50
Third Review Date
No
$12.50
Fourth Review Date
Yes
$0
Fifth through Final
Review Dates
Yes
$0
Observation Date
(Final Value: 95.00)
N/A
$1,055.5555
Total Payment
$1,093.0555 (9.30555% return)
Because the notes have not been automatically called (and, therefore, a Trigger Event has occurred) and the Index Return is -5.00%, the payment at maturity will be $1,055.5555 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-5.00% + 10.00%) × 1.11111] = $1,055.5555
However, because a Trigger Event occurred for the first time after the third Review Date and on or prior to the fourth Review Date, you receive no Contingent Interest Payments for the fourth Review Date and for the remaining portion of the first year of the term of the notes. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,093.0555.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-6 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If (i) the notes have not been automatically called (and, therefore, a Trigger
Event has occurred) and (ii) the Final Value is less than the Trigger Value, you will lose 1.11111% of the principal amount of your notes for every 1% that the Final Value is less than the Initial Value by more than 10.00%. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• THE OPPORTUNITY TO RECEIVE CONTINGENT INTEREST PAYMENTS MAY TERMINATE AS EARLY AS THE FIRST DAY
AFTER THE PRICING DATE —
As early as the first day after the Pricing Date, you could lose your ability to receive any Contingent Interest Payments over the first year of the 4-year term of the notes. Under these circumstances, if the notes have not been automatically called, the payment at maturity will reflect (a) the sum of the Index Return plus the Buffer Amount of 10.00% times (b) the Leverage Factor of 1.11111.
This payment at maturity will be less than the principal amount if the Final Value is less than the Trigger Value.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
Contingent Interest Payments, if any, will be payable only during the first year of the term of the notes. We will make a
Contingent Interest Payment with respect to a Review Date only if a Trigger Event has not occurred on or prior to that Review
Date. If a Trigger Event has occurred on or prior to a Review Date, no Contingent Interest Payment will be made with respect to that Review Date or any subsequent Review Date. Under these circumstances, no further Contingent Interest payments will be payable over the remaining portion of the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• IF NO TRIGGER EVENT OCCURS, THE NOTES WILL BE AUTOMATICALLY CALLED, AND THE APPRECIATION
POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF THE CONTINGENT INTEREST PAYMENTS PAID OVER THE
FIRST YEAR OF THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. Under these circumstances, you will not participate in any appreciation of the Index.
• YOUR ABILITY TO BENEFIT FROM THE ENHANCED PAYMENT OFFERED BY THE BUFFER AMOUNT AND THE
LEVERAGE FACTOR (IF THE FINAL VALUE IS GREATER THAN THE TRIGGER VALUE) AT MATURITY WILL TERMINATE
IF NO TRIGGER EVENT OCCURS AND THE NOTES ARE AUTOMATICALLY CALLED.

PS-7 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE TRIGGER VALUE IS GREATER IF THE LEVEL
OF THE INDEX IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the notes or our ability to hedge or perform our obligations under the notes, or a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment.
Please see “General Terms of Notes — Consequences of a Change-in-Law Event” and “The Underlyings — Funds —
Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Notes”
in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• NON-U.S. SECURITIES RISK —
The equity securities included in the Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the
SEC.
• EMERGING MARKETS RISK —
The equity securities included in the Index have been issued by non-U.S. companies located in emerging markets countries.
Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

PS-9 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK —
Because the prices of the non-U.S. equity securities included in the Index are converted into U.S. dollars for purposes of calculating the level of the Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities included in the Index trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities included in the
Index denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the level of the Index will be adversely affected and any payment on the notes may be reduced.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE INDEX —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the Index has recently removed the equity securities of a small number of companies from the Index in response to these executive orders. If the issuer of any of the equity securities included in the Index is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the
Index. In addition, under these circumstances, the sponsor of the Index is expected to remove the equity securities of that company from the Index. Any changes to the composition of the Index in response to these executive orders could adversely affect the performance of the Index.

PS-10 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
The Index
The Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-
and mid-cap segments of global emerging markets. For additional information about the MSCI Emerging Markets Index, see “Equity
Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from
January 8, 2021 through July 31, 2026. The closing level of the Index on August 4, 2026 was 1,651.23. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the Pricing Date, any day during the Monitoring Period or the Observation Date. There can be no
assurance that the performance of the Index will result in the return of any of your principal amount or the payment of any interest.
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial
Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. For example, it is possible that a Trigger Event would result in a deemed exchange of the notes for U.S. federal income tax purposes. In that case, a
U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes. Assuming our treatment is respected, your payment at maturity should be treated as the amount realized on the sale of your notes at maturity for U.S. federal income tax purposes.
In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.
The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-11 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes —The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our

PS-12 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index
obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be
Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time
Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-13 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the MSCI Emerging Markets Index